Lease Agreement

This Agreement is entered in Wuqing Tianjin on the day of January 1, 2011.

Party A: Tianjin Tianshi Group Co., Ltd.

Party B: Tianjin Tiens Life Resources Co., Ltd.

In the principle of fairness and mutual benefits as well as faith and credit, Party A and Party B, through friendly consultations, signed and comply with the certain agreement on the events that Party B uses Party A’s related resources and Party A supplies Party B with Oracle system service.

1.
Party A shall provide Party B with Oracle system and related service (see exhibit 1). In order to support the management service of Party B, Party A shall also provide related resources supporting (see exhibit 2).

2.	The Term of using Party A’s related resources as well as the Oracle system service is one year, beginning on January 1, 2011 and terminating on December 31, 2011.

3.
The costs incurred from the use, maintenance and service in the term Party B using related resources as well as the Oracle system service are collectively referred to service fee in this agreement. Party B shall report sales revenue to Party A monthly and pay the rent to Party A at the rate of 1% of its sales revenue.

4.	Party B shall pay the rent monthly prior to the 15th day of the current month by wire transferring to the bank account designated by Party A.

5.	Party A’s responsibilities:

a)
Party A shall insure the regular operation of related resources and undertake the timely maintenance fee. Party A is responsible for compensating Party B’s losses caused from delaying support of related resources.

b)	Party A shall insure the regular use of Oracle system.

c)	Party A is responsible for providing Party B with system and technique supporting and compensating Party B’s losses caused from the improper behavior the management staff and other users of Party A.

d)	Party A is obliged to satisfy Party B’s reasonable and legal requirements during the lease period.

e)	Party B shall timely notify Party A to take effective measures for any requirements which are not up to Party B.

6.	Party B ’s responsibilities:

a)	Party B promises to comply with the law in People’s Republic of China during the lease period.

b)	Party B shall pay the related fee to Party A complied with the time set in the agreement.

c)
Party B shall properly use and take good care of related resources and Oracle system, and avoid any abnormal damages. Party B shall be responsible for timely maintenance or compensation for any malfunctions on the premise and its internal facilities caused from its misuse or inappropriate use.

d)	Party B shall keep the entire Oracle system in a good condition when the term of this agreement comes to the end.

7.	If the rent is overdue, Party B shall pay a late charge to Party A. The sum of the late charge shall be equal to the number of days overdue times 3‰ of the amount of the overdue rent.

8.	Party A shall undertake the lost to Party B caused from Party A’s violating the provisions.

9.
Any matters not covered in this agreement shall be further negotiated between two parties, and a supplemental agreement shall be made. The supplemental agreement and this agreement shall be equally valid.

10.
Both parties shall solve the disputes arising from the execution of this agreement through negotiation. In the case that an agreement cannot be reached, according to the law in People’s Republic of China, any party may summit the dispute to the court on which the People’s Republic of China has the jurisdiction.

11.	This agreement has three originals, and each party shall keep one of them, the other one shall be filed to Law Department.

12.	This agreement shall be effective from the date on which both parties sign on it.

Party A(Signature):	Party B(Signature):
Tianjin Tianshi Group Co., Ltd.	Tianjin Tiens Life Resources Co., Ltd.
Address:	Address:
No.6 Yuanquan Road, Wuqing New-Tech Industrial Park, Tianjin, China	No.6 Yuanquan Road, Wuqing New-Tech Industrial Park, Tianjin, China
Legal Representative (principal)	Legal Representative(principal)
/s/ XXX	/s/ XXX
Date: March 1, 2010	Date: March 1, 2010

Exhibition 1:  System list

Name	Service
ORACLE System	Regular use of all the modules used by Tianjin Tiens Life Resources Co., Ltd.

Exhibition 2:  Related resources

Name	Service
System resources	Regular use of Tianshi Group’s KM system
Technique resources	Technique support supplied by the IT Department of Tianshi Group